UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2025

Titan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd St., Suite 3001, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(786) 769-7512
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement and Purchase Agreement

On March 29, 2025, Titan Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Blue Harbour Asset Management L.L.C-FZ (the “Investor”), pursuant to which the Company has agreed to issue 100,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) to the Investor at a price of $10.00 per share, for an aggregate purchase price of $1,000,000 (the “Private Placement”). The terms, rights, obligations and preferences of the Series B Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware on March 31, 2025. The company expects that the closing of the Private Placement will occur the week of April 7, 2025. Copies of the form of Purchase Agreement and the Certificate of Designations are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Under the Certificate of Designations, each share of Series B Preferred Stock will be convertible, at the holder’s option at any time, into shares of the Company’s common stock at a conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $3.00, subject to specified adjustments as set forth in the Certificate of Designations. Based on the initial conversion rate, approximately 333,333 shares of the Company’s common stock would be issuable upon conversion of all the shares of Series B Preferred Stock, when issued, assuming the absence of in-kind dividends. The Series B Preferred Stock will contain limitations that prevent the Investor from acquiring the lower of either (i) the maximum percentage of common stock permissible under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”) without first obtaining shareholder approval or (ii) 19.99% of the Company’s outstanding common stock.

The holder of the Series B Preferred Stock is entitled to receive dividends on shares of the Series B Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock. No other dividends will be paid on shares of the Series B Preferred Stock. Any shares of Series B Preferred Stock may, at the option of the holder, be converted at any time into that number of shares of common stock at the conversion price set forth above. Without approval of holders of a majority of the outstanding Series B Preferred Stock, the Company may not (a) alter or adversely change the powers, preferences or rights given to the Series B Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series B Preferred Stock, (c) increase the number of authorized shares of the Series B Preferred Stock, (d) enter into or consummate any Fundamental Transaction (as defined in the Certificate of Designations), or (e) enter into any agreement with respect to any of the foregoing. In the event of any liquidation, dissolution or winding up of the Company, the holder of the Series B Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series B Preferred Stock were fully converted to common stock, which amounts shall be paid pari passu with all holders of common stock. The foregoing description provides a summary of certain material terms of the Series B Preferred Stock issued pursuant to the Purchase Agreement, as set forth in Certificate of Designations, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares sold in the Private Placement do not involve a public offering and have not been registered under the Securities Act of 1933, as amended, in reliance on Regulation S thereunder.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights upon the occurrence of certain events set forth in the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2025, the Company received a notice (the “Notice”) from the Listing Qualifications staff of Nasdaq notifying the Company that the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the period ended December 31, 2024 (“2024 10-K”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2,500,000. In its 2024 10-K, the Company reported stockholders’ equity of $2,440,000, and, as a result, does not currently satisfy Nasdaq Listing Rule 5550(b)(1).

The Notice has no immediate effect on the Company’s listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, the Company has 45 calendar days from the date of the notification to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). The Company intends to submit a compliance plan within 45 days of the date of the notification and will evaluate available options to resolve the deficiency and regain compliance. If the Company’s compliance plan is accepted, the Company may be granted up to 180 calendar days from March 26, 2025 to evidence compliance.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02.	Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2025, the board of directors of the Company (the “Board”) appointed Gabriel Loh as an independent director of the Company. The Board determined that Mr. Loh is “independent” as defined under the relevant rules of the Securities and Exchange Commission and The Nasdaq Stock Market and appointed him to serve as a member of the Audit Committee.

The biography of Mr. Loh is as follows:

Gabriel Loh (age 39) has served as the Head of Business Development at a public listed company in Malaysia which provides solutions and services to the general insurance and financial service industries, since June 2024. From 2014 through June 2024, Mr. Loh was a Senior Relationship Manager at The Bank of East Asia, Limited in multiple branches. Mr. Loh received his Bachelor’s Degree in Engineering in 2008 from the University of Nottingham, Malaysia Campus.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.
10.1	Form of Securities Purchase Agreement, dated as of March 29, 2025, by and among the Company and Blue Harbour Asset Management L.L.C-FZ.
10.2	Form of Registration Rights Agreement, dated as of March 29, 2025, by and among the Company and Blue Harbour Asset Management L.L.C-FZ.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Pharmaceuticals, Inc.

Dated: April 1, 2025	By:	/s/ Chay Weei Jye
		Name:	Chay Weei Jye
		Title:	Chief Executive Officer

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